Exhibit 99.2

May 5, 2010

To:  Michael Chang

Dear Michael:

This letter sets forth the terms and conditions of the separation and consulting agreement (the “Agreement”) that Optimer Pharmaceuticals, Inc. (the “Company”) is offering to you to aid in your employment transition.

1.             Resignation From Employment.  You have voluntarily resigned your position as the Company’s President and Chief Executive Officer effective as of May 5, 2010 (the “Separation Date”).  You hereby acknowledge that your resignation of employment is voluntary, is not based on facts that would give rise to a Constructive Termination as defined in the Company’s Amended and Restated Severance Benefit Plan (the “Severance Plan”), and does not otherwise constitute a Covered Termination under the Severance Plan.  Accordingly, except as specifically set forth herein, you will not be entitled to receive any severance benefits following the Separation Date, whether under the Severance Plan or otherwise.

2.             Accrued Salary and Vacation Pay.  On the Separation Date, the Company will pay you any and all accrued and unused vacation and any and all accrued salary earned through the Separation Date, less standard payroll deductions and withholdings.

3.             Health Insurance.  To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits following the Separation Date.  Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish.  You will be provided with a separate notice describing your rights and obligations under COBRA.

4.             Service as Chairman of the Board of Directors.  Subject to the approval of the Company’s Board of Directors (the “Board”) you will be appointed as the Chairman of the Board.  For your service as Chairman, you will be entitled to an annual stipend of fifty thousand dollars ($50,000), which amount shall be pro-rated for any partial year of service subject to adjustment from time to time of any policy regarding compensation of non-employee directors.  The stipend shall be paid in arrears in four installments of twelve thousand, five hundred dollars ($12,500) (or the appropriate pro rata portion thereof), to be paid at the end of each calendar quarter in which you serve as Chairman. In addition, and subject to the approval of the Board, following your appointment as Chairman you will receive a grant of sixty-five thousand (65,000) fully-vested shares of the Company’s Common Stock.

5.             Stock Options.  If you sign this Agreement, allow it to become effective, and commence providing consulting services as described below, there will be no disruption in your continuous service as a Service Provider under the Company’s 2006 Equity Incentive Plan (the “Plan”).  Accordingly, your outstanding stock options will continue to vest during the Term of the consulting relationship (as defined below).

6.             Consulting Relationship.  As part of this Agreement, the Company agrees to retain you, and you agree to make yourself available to perform services, as a consultant under the following terms and conditions:

6.1          Consulting Services.  During the Term (as defined below), you agree to make yourself available to perform a minimum of fifty (50) hours of consulting services for the Company per month.  The consulting services shall consist of assisting with the transition of the Company’s new Chief Executive Officer and advising the Company and/or the Board on any matter within your business or professional expertise as they may request from time to time (the “Consulting Services”).

6.2          Compensation.

(a)           Consulting Fees.  In exchange for providing the Consulting Services, the Company shall pay you consulting fees in the amount of twelve thousand, five hundred dollars ($12,500) per month (the “Consulting Fees”).  For the year 2010, in addition to the Consulting Fees, you shall be eligible to earn additional fees of up to one hundred and ninety six thousand, five hundred dollars ($196,500) (the “Additional Consulting Fees”), based on the Company’s achievement relative to the set of pre-established corporate goals (the “Goals”) established by the Compensation Committee of the Board in connection with the Company’s 2010 Incentive Compensation Plan.  A minimum of seventy-five percent (75%) achievement of the Goals is a prerequisite to your receipt of any Additional Consulting Fees.  The Compensation Committee of the Board shall have the sole discretion to determine (i) whether and to what extent the Company has achieved the Goals and (ii) whether and to what extent any Additional Consulting Fees will be paid based on such achievement.

(b)           Stock Options.  Subject to the approval of the Board, you will be granted four stock options, as follows:

(i)            A stock option to purchase 150,000 shares of the Company’s Common Stock, which will be subject to Two-Year Vesting and have a vesting commencement date that is the date the Company receives notice from the U.S. Food and Drug Administration (the “FDA”) of the FDA’s acceptance of the Company’s filing of a new drug application (a “NDA”) for fidaxomicin.  As used in this Agreement with respect to any stock option described herein, “Two-Year Vesting” shall mean that 25% of the shares subject to the stock option vest on the applicable vesting commencement date and 1/24th of the remaining shares subject to the stock option vest monthly thereafter, in each case subject to you continuing to be a Consultant (as defined in the Plan) on the applicable vesting dates.

(ii)           A stock option to purchase 50,000 shares of the Company’s Common Stock, which will be subject to Two-Year Vesting and have a vesting commencement date that is the date the Company receives notice from the European Medicines Agency (the “EMA”) of the EMA’s acceptance of the Company’s filing of a marketing authorization application (a “MAA”) for fidaxomicin.

(iii)         A stock option to purchase 150,000 shares of the Company’s Common Stock, which will be subject to Two-Year Vesting and have a vesting commencement date that is the date the Company receives approval from the FDA of a NDA for fidaxomicin.

(iv)          A stock option to purchase 50,000 shares of the Company’s Common Stock, which will be subject to Two-Year Vesting and have a vesting commencement date that is the date the Company receives approval from the EMA of a MAA for fidaxomicin.

You will also be eligible to receive additional grants of stock options annually in the Board’s sole discretion.  All stock options under this Agreement will be governed by and granted pursuant to separate Stock Option Agreements and the Plan.  The exercise price per share of the stock options under this Agreement will be equal to the fair market value of the Company’s Common Stock on the date of grant as determined by the Board.  Any vested portion of the stock options will be exercisable until the earlier of one year following the date you cease to be a Service Provider or, for those stock options granted under this Section 6, a Consultant, or 10 years from the grant date.

6.3          Term and Termination.

(a)           Term.  The term of this Agreement will begin on May 5, 2010 (the “Consulting Commencement Date”), and will continue until the earlier of the five year anniversary of the Consulting Commencement Date or termination by either party as provided herein (the “Term”).  The Term may be extended by the mutual agreement of the parties.

(b)           Termination.  Either party may terminate this Agreement for material breach by the other party upon giving the other party 30 days’ prior written notice specifying the nature of the breach, if such breach has not been cured within such 30-day period.  Notwithstanding the foregoing, the Company may elect to terminate this Agreement immediately and without prior notice if it determines that you have refused to and/or are unable to perform the Consulting Services.

6.4          Confidentiality.

(a)           Definition.  “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom you called or with whom you became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information.  Confidential Information does not include information that (i) is known to you at the time of disclosure (other than in connection with your previous employment with the Company) as evidenced by your written records, (ii) has become publicly known and made generally available through no wrongful act of your own; or (iii) you have rightfully received from a third party who is authorized to make such disclosure.

(b)           Nonuse and Nondisclosure.  You will not, during or subsequent to the Term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Consulting Services or your duties as Chairman of the Board on behalf of the Company or (ii) disclose the Confidential Information to any third party.  You agree that all Confidential Information will remain the sole property of the Company.  You also agree to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information.  Without the Company’s prior written approval, you will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that you have this arrangement with the Company.

(c)           Former Client Confidential Information.  You agree that you will not, during the Term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which you have an agreement or duty to keep in confidence information you have acquired, if any.  You also agree that you will not bring onto the Company’s premises any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(d)           Third-Party Confidential Information.  You recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  You agree that, during the Term of this Agreement and thereafter, you owe the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

(e)           Return of Materials.  Upon the termination of this Agreement, or upon Company’s earlier request, you will deliver to the Company all of the Company’s property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that you may have in your possession or control.

6.5          Ownership.

(a)           Assignment.  You agree that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by you, solely or in collaboration with others, during the Term that relate in any manner to the business of the Company that you may be directed to undertake, investigate or experiment with or that you may become associated with in work, investigation or experimentation in the Company’s line of business in performing the Consulting Services under this Agreement (collectively, “Inventions”), are the sole property of the Company. You also agree to assign (or cause to be assigned) and hereby assign fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions.

(b)           Further Assurances.  You agree to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect to all Inventions, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assignees and nominees the sole and exclusive right, title and interest in and to all Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions.  You also agree that your obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement.

(c)           Pre-Existing Materials.  Subject to subsection (a), you agree that if, in the course of performing the Services, you incorporate into any Invention developed under this Agreement any pre-existing invention, improvement, development, concept, discovery or other proprietary information owned by you or in which you have an interest, (i) you will inform Company in writing, before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention, and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. You will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company’s prior written permission.

6.6          Independent Contractor; Benefits.

(a)           Independent Contractor.  It is the express intention of you and the Company that you will perform the Consulting Services as an independent contractor to the Company.  Nothing in this Agreement is intended or shall in any way be construed to make you an agent, employee or representative of the Company.  Without limiting the generality of the foregoing, you are not authorized to bind the Company to any liability or obligation or to represent that you have any such authority.  You agree to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided herein.  As an independent contractor, you will be solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Consulting

Services and receipt of benefits under this Agreement.  No part of your Consulting Fees will be subject to withholding by the Company for the payment of any social security, federal, state or any other payroll tax.  The Company will report any compensatory amounts paid to you under this Agreement by filing a Form 1099-MISC with the Internal Revenue Service as required by law.

(b)           Benefits.  The Company and you agree that you will receive no Company-sponsored benefits from the Company.  If you are reclassified by a state or federal agency or court as Company’s employee, you will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

6.7          Indemnification.  You agree to indemnify and hold harmless the Company and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of yours or your assistants, employees or agents, (ii) a determination by a court or agency that you are not an independent contractor, (iii) any breach by you or your assistants, employees or agents of any of the covenants contained in this Agreement, (iv) your failure to perform the Consulting Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of your work product under this Agreement.

7.             No Other Compensation or Benefits.  You acknowledge that, except as expressly provided in this Agreement, you will not be entitled to receive any additional compensation, severance, or benefits from the Company after the Separation Date.

8.             Expense Reimbursements. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement.  The Company will reimburse you for these expenses pursuant to its regular business practice.  During the Term, you will be eligible for reimbursement of up to twenty thousand dollars ($20,000.00) per calendar year (pro rated for any partial year of service) of documented, reasonable expenses for travel associated with: (i) performance of the Consulting Services and/or (ii) attendance at Board and committee meetings.  These amounts shall be reimbursed pursuant to the Company’s regular business practice.

9.             Proprietary Information Obligations.  You acknowledge and affirm your agreement to adhere to your continuing obligations under your Employee Proprietary Information Agreement.

10.          Release of Claims.  In exchange for the consideration provided to you by this Agreement that you are not otherwise entitled to receive, including but not limited to the opportunity to consult for the Company following the Separation Date, you hereby generally and completely release the Company and its current and former directors, officers, employees, stockholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date that you sign this Agreement (collectively, the “Released Claims”).  The Released Claims include, but are not limited to:  (a) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (b) all claims related to your compensation or benefits from the Company including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing, including but not limited to claims arising under or related to your Employment Agreement; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the California Labor Code, and the California Fair Employment and Housing Act (as amended).  Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (a) any rights or claims for indemnification you may have pursuant to any written indemnification agreement with the Company to which you are a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; (b) any rights that are not waivable as a matter of law; or (c) any claims arising from the breach of this Agreement.  You hereby represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against any of the Released Parties that are not included in the Released Claims.

11.          ADEA Waiver.  You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA (“ADEA Waiver”).  You also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which you were already entitled.  You are advised by this writing, as required by the ADEA, that:  (a) your waiver and release do not apply to any claims that may arise after you sign this Agreement; (b) you should consult with an attorney prior to executing this release; (c) you have twenty-one (21) days within which to consider this release (although you may choose to voluntarily execute this release earlier); (d) you have seven (7) days following the execution of this release to revoke this Agreement (in a written revocation sent to me); and (e) this Agreement will not be effective until the eighth day after you sign this Agreement, provided that you have not earlier revoked this Agreement (the “Effective Date”).  You will not be entitled to receive any of the benefits specified by this Agreement unless and until it becomes effective.

12.          Section 1542 Waiver.  In giving the releases set forth in this Agreement, which include claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”  You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement.

13.          Miscellaneous.  This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter.  Without limiting the foregoing, each of you and the Company hereby acknowledge and agree that the Employment Agreement between you and the Company, dated June 17, 2005, as amended, is hereby terminated in its entirety.  This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations.  This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company.  This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, and your and its heirs, successors and assigns.  If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable.  This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.  Any ambiguity in this Agreement shall not be construed against either party as the drafter.  Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach.  This Agreement may be executed in counterparts and facsimile signatures will suffice as original signatures.

If this Agreement is acceptable to you, please sign below and return the original to me.

Sincerely,

OPTIMER PHARMACEUTICALS, INC.

By:	/s/ Pedro Lichtinger
Pedro Lichtinger, Chief Executive Officer and President

UNDERSTOOD AND AGREED:

/s/ Michael Chang
Michael Chang

Date: May 5, 2010